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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [X]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only
[ ]  Definitive Proxy Statement                (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-12

                          MALAN REALTY INVESTORS, INC.

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                (Name of Registrant as Specified in Its Charter)

                       KENSINGTON INVESTMENT GROUP, INC.

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    (Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on the table below per Exchange Act Rule 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

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KENSINGTON LOGO

                                                                  March 31, 2000

RE: MALAN REALTY INVESTORS, INC.

Dear Fellow Shareholders:

     You may soon receive proxy materials from Malan Realty Investors, Inc. (the "Company") with respect to the upcoming Annual Meeting of Shareholders. PLEASE DO NOT VOTE YOUR PROXIES UNTIL YOU REVIEW AND CONSIDER OUR PROXY MATERIALS, WHICH YOU WILL SOON RECEIVE. WE ARE SUPPORTING NOMINEES FOR ELECTION TO THE COMPANY'S BOARD OF DIRECTORS WITH THE AIM OF REPLACING THE CURRENT BOARD.

     We are the beneficial owners of 9.6% of the Company's Common Stock. We have been a shareholder since 1995. Over the past year or so we have grown increasingly dissatisfied with the Company's performance. We are particularly dissatisfied with the Board's resistance to certain shareholder initiatives. As a result, we are seeking your support to elect a new Board of Directors whose interests are more aligned with your interests as a shareholder. The Company, however, has taken a very hostile position towards our efforts.

     Our slate of nominees are individuals of integrity and experience who are committed to enhancing value for all shareholders. The election of our slate would provide the Company with a fresh perspective based on a combined total of over 75 years of real estate asset management, investment and capital markets experience.

     In our efforts to elect a new Board of Directors, we have followed the proper procedures and have filed preliminary proxy material with the SEC. We expect to be able to mail definitive proxy materials to you next week. Despite our actions, the Company has ignored our director nominees in its proxy statement. IF YOU RECEIVE A PROXY STATEMENT FROM THE COMPANY, PLEASE TAKE NO ACTION UNTIL YOU HEAR FROM US. YOU DESERVE TO HEAR FROM BOTH SIDES OF THE DEBATE BEFORE MAKING A DECISION.

     If you have any questions or comments, please contact our proxy solicitors, Georgeson Shareholder Communications, Inc., 17 State Street, 10th Floor, New York, NY 10004 or CALL TOLL FREE (800) 223-2064.

                                          Sincerely yours,

                                          KENSINGTON INVESTMENT GROUP, INC.

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A definitive proxy statement and form of proxy prepared by Kensington containing information regarding the nominees for director supported by Kensington, each participant's interest in the Company and information regarding Georgeson Shareholder Communications, Kensington's proxy solicitation firm, is available in Kensington's preliminary proxy statement and will be furnished to shareholders in Kensington's definitive proxy statement. Shareholders are urged to read the proxy statement carefully as it will contain important information about the Kensington nominees. The definitive proxy statement will be available on the SEC's Internet site at http://www.sec.gov. In addition, Kensington will provide to any requesting shareholder additional copies of the definitive proxy statement and form of proxy as soon as they are available. Requests for any such materials should be directed to Georgeson Shareholder Communications at their toll free number: (800) 223-2064.